UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   January 23, 2013

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)
On January 23, 2013, the Board of Directors of Delta Apparel, Inc. (the "Company") appointed Steven E. Cochran, 45, to serve as President and Chief Operating Officer. In his capacity as President and Chief Operating Officer, Mr. Cochran will continue to report directly to Robert W. Humphreys, the Company's Chief Executive Officer.

Mr. Cochran joined the Company in 2010 as President of Delta Activewear. Prior to joining the Company, Mr. Cochran served as President of the Image Apparel Division of VF Corporation and held a variety of positions with Cintas Corporation, a provider of career apparel.
There are no arrangements or understandings between Mr. Cochran and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Cochran and any of the Company's other directors or executive officers. There are no transactions in which Mr. Cochran has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with Mr. Cochran's promotion, Mr. Cochran and the Company entered into an Amendment to Employment and Non-Solicitation Agreement, effective as of January 28, 2013 (the "Amendment"), which amends the Employment and Non-Solicitation Agreement entered into between Mr. Cochran and the Company as of December 31, 2012 (the "Agreement"). The Agreement was previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on January 3, 2013. The Amendment provides that Mr. Cochran will serve as President and Chief Operating Officer of the Company, reporting to the Chief Executive Officer, and his annual base salary will increase to $410,000. In addition, the Amendment broadened the scope of Mr. Cochran's non-compete obligations to provide that during the time Mr Cochran is employed with the Company and, in certain circumstances, for a period of twelve months from the date of his termination from employment, Mr. Cochran is subject to non-competition restrictions. The terms and conditions of the Agreement remain unchanged other than as explicitly amended by the Amendment.
The foregoing description of the Amendment is not complete and is qualified in its entirety by the actual provisions of the Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

(e)	The information regarding the Amendment set forth in Item 5.02(c) of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description

10.1	Amendment to Employment and Non-Solicitation Agreement dated January 28, 2013, between the Company and Steven E. Cochran
99.1	Press release issued by Delta Apparel, Inc. on January 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	January 28, 2013	/s/ Justin M. Grow
Justin M. Grow
General Counsel & Corporate Secretary